                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 17, 2001
                           ---------------------------

                                 Citigroup Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                          1-9924                    52-1568099
  ---------------                    -----------             -----------------
  (State or other                    (Commission                (IRS Employer
  jurisdiction of                   File Number)             Identification No.)
  incorporation)



                    399 Park Avenue, New York, New York 10043
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 559-1000
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Citigroup Inc.
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS.

On September 17, 2001, Citigroup announced that it expects earnings for the third quarter of 2001 to exceed the First Call consensus estimate of $0.75 by $0.02 per share, excluding the financial impact of the September 11th terrorist attack. Citigroup anticipates that losses related to the payment of insurance claims, including claims on property in lower Manhattan, business interruption insurance claims, workers compensation exposure and life insurance claims could total $500 million, after tax, or approximately $0.10 per share. In addition, the company expects that the impact of the closing of the stock exchange as well as a number of our branches for much of last week would reduce earnings by $100 million to $200 million after tax, or $0.02 to $0.04 per share.

"No monetary costs can compare with the human tragedy that our country experienced last week. However, as we begin to assess the damage incurred and the ensuing costs, we felt it important to give our shareholders an initial estimate of the financial impact on our company," said Sanford I. Weill, Chairman and CEO of Citigroup. "I also want to commend the efforts of our employees, whose dedication and hard work have enabled our company to continue to operate effectively, despite the fact that we evacuated five of our buildings, causing us to relocate thousands of people to disaster relief sites. Our systems have been fully functioning throughout this crisis, and where necessary, we have quickly transitioned businesses to back-up facilities to maintain continuity."

"Our results across the company for July and August were strong, reflecting the diversity of our operations around the world. Our company's long-term earnings strength and our solid capital base remain unchanged. Our focus will continue to be on assisting our employees, customers and country in recovering from this unspeakable tragedy. To help in this effort, we have established a $15 million scholarship fund to be further enhanced by contributions from employees for all families who suffered losses as a result of the attack on the World Trade Center."

                                      # # #

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "target," "may increase," "may fluctuate," "may result in," "are projected," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the amount of insurance claims made to Citigroup's insurance subsidiaries, the loss of business experienced in connection with the closing of the stock markets and the related earnings impact of these events.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 17, 2001                 CITIGROUP INC.


                                           By: /S/ MICHAEL A. ROSS
                                              -----------------------
                                           Name: Michael A. Ross
                                           Title: Assistant Secretary